Exhibit 10.12

INVESTOR RIGHTS AGREEMENT

BY AND AMONG

CURIOSITYSTREAM INC.,

HENDRICKS FACTUAL MEDIA, LLC,

SOFTWARE ACQUISITION HOLDINGS LLC

AND

THE INVESTORS SIGNATORY HERETO

DATED October 14, 2020

i

INVESTOR RIGHTS AGREEMENT

This INVESTOR RIGHTS AGREEMENT, dated as of October 14, 2020 (this “Agreement”), is made and entered into by and among Software Acquisition Group, Inc., a Delaware corporation (“Parent”), CuriosityStream Inc., a Delaware corporation and wholly owned subsidiary of Parent (the “Company”), Software Acquisition Holdings LLC, a Delaware limited liability company (“Sponsor”), Hendricks Factual Media, LLC, a Delaware limited liability company (“Hendricks”), and each of the holders of Parent Common Stock (as defined herein) signatory hereto (each an “Investor” and collectively the “Investors”).

RECITALS

WHEREAS, pursuant to that Agreement and Plan of Merger, dated as of August 10, 2020 (the “Merger Agreement”), by and among Parent, CS Merger Sub, Inc. (“Merger Sub”), the Company, and Hendricks, the Company merged with and into Merger Sub and became a wholly owned subsidiary of Parent (the “Merger”);

WHEREAS, in connection with the Merger, the Company Stockholders (as defined in the Merger Agreement) received shares of Parent Common Stock in exchange for their shares of Company Common Stock (as defined in the Merger Agreement);

WHEREAS, Parent has agreed to file a resale registration statement for the resale of the Merger Shares (as defined below);

WHEREAS, the Sponsor and the Investors are holders of Parent Common Stock; and

WHEREAS, Parent has agreed to provide to the Holders and the Sponsor the rights set forth in this Agreement, subject to the terms and conditions hereof.

NOW, THEREFORE, in consideration of the premises and the mutual premises and covenants contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged,

IT IS AGREED as follows:

1. DEFINITIONS

As used in this Agreement, the following terms shall have the following meanings:

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by, or under common control with, such specified Person; provided that for purposes of this Agreement no Holder shall be deemed to be an Affiliate of any other Holder solely as a result of such Holder’s ownership of securities in Parent.

“Agreement” shall have the meaning set forth in the Preamble hereof.

“Board” shall mean the Board of Directors of the Parent.

“Business Day” shall mean any day except Saturday, Sunday or any days on which banks are generally not open for business in New York, New York.

“Commission” means the Securities and Exchange Commission.

“Company” shall have the meaning set forth in the Preamble hereof.

“Company Stockholders” has the meaning given to such term in the Merger Agreement; provided that, for purposes of this Agreement, each Investor shall be deemed not to be a Company Stockholder.

“Demand Registration” shall have the meaning set forth in Section 2(a)(ii) of this Agreement.

“Exchange” shall have the meaning set forth in Section 5(c) of this Agreement.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended (or any corresponding provision of succeeding law) and the rules and regulations thereunder.

“FINRA” shall mean the Financial Industry Regulatory Authority.

“Hendricks” shall have the meaning set forth in the Preamble hereof.

“Holders” shall mean, collectively, Hendricks and the Investors.

“Initial Lock-Up Period” shall have the meaning set forth in Section 7(a) of this Agreement.

“Investor” shall have the meaning set forth in the Preamble hereof.

“Liabilities” shall have the meaning set forth in Section 4(a)(i) of this Agreement.

“Lock-Up Period” shall have the meaning set forth in Section 7(b) of this Agreement.

“Maximum Threshold” shall have the meaning set forth in Section 2(c)(i) of this Agreement.

“Merger” shall have the meaning set forth in the Recitals hereof.

“Merger Agreement” shall have the meaning set forth in the Recitals hereof.

“Merger Shares” means those shares of Parent Common Stock issued to the Company Stockholders as consideration in the Merger.

“Non-Holder Securities” shall have the meaning set forth in Section 2(c)(i) of this Agreement.

“Parent” shall have the meaning set forth in the Preamble hereof.

“Parent Common Stock” means the Class A common stock, par value $0.0001 per share, of Parent.

“Person” shall mean any individual, partnership, corporation, limited liability company, joint venture, association, trust, unincorporated organization or other governmental or legal entity.

“Prospectus” means the prospectus or prospectuses included in any Registration Statement (including without limitation, any prospectus subject to completion and a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act and any term sheet filed pursuant to Rule 434 under the Securities Act), as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of Registrable Securities covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference or deemed to be incorporated by reference in such prospectus or prospectuses.

“Registrable Merger Securities” shall mean at any time all Merger Shares, including any shares or other securities issued in respect of such Merger Shares by reason of or in connection with any stock dividend, stock distribution, stock split, purchase in any rights offering or in connection with any exchange, conversion or replacement of such Merger Shares or any combination of shares, recapitalization, merger or consolidation, or any other equity securities of Parent issued pursuant to any other pro rata distribution with respect to the Parent Common Stock; provided, however, that such Registrable Merger Securities shall cease to be Registrable Merger Securities with respect to any Company Stockholder upon the earliest to occur of (a) when such Registrable Merger Securities shall have been sold, transferred, disposed of or exchanged by such Company Stockholder, (b) the date on which such Registrable Merger Securities can be sold by such Company Stockholder in accordance with Rule 144 without volume limitations and (c) the date on which such securities shall have ceased to be outstanding.

“Registrable Securities” shall mean at any time all equity securities of Parent or of any successor of Parent beneficially owned (as such term is defined in Rule 13d-3 under the Exchange Act) by any Holder, including any and all equity securities of Parent or of any successor of Parent acquired and held in such capacity subsequent to the date hereof; provided, however, that such Registrable Securities shall cease to be Registrable Securities with respect to any Holder upon the earliest to occur of (a) when such Registrable Securities shall have been sold, transferred, disposed of or exchanged by such Holder, (b) the date on which such Registrable Securities can be sold by such Holder in accordance with Rule 144 without volume limitations and (c) the date on which such securities shall have ceased to be outstanding.

“Registration Statement” means any registration statement of Parent filed with the Commission under the Securities Act which covers any Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all materials incorporated by reference or deemed to be incorporated by reference in such Registration Statement.

“Sale Expenses” shall mean (a) the fees and disbursements of counsel and independent public accountants for Parent incurred in connection with Parent’s performance of or compliance with this Agreement, including the expenses of any special audits or “comfort” letters required by or incident to such performance and compliance, and any premiums and other costs of policies of insurance obtained by Parent against liabilities arising out of the sale of any securities, (b) all filing and stock exchange fees, all fees and expenses of complying with securities or “blue sky” laws (including any legal investment memoranda related thereto), all fees and expenses of custodians, transfer agents and registrars, all printing and producing expenses, messenger and delivery expenses, (c) expenses relating to any analyst or investor presentations or any “road shows” undertaken in connection with the marketing or selling of Registrable Securities, (d) fees and expenses in connection with any review by FINRA of the underwriting arrangements or other terms of the offering, and all fees and expenses of any “qualified independent underwriter,” and (e) costs of any selling agreements and other documents in connection with the offering, sale or delivery of Registrable Securities; provided, however, that “Sale Expenses” shall not include any out-of-pocket expenses of any Company Stockholder or Holder (other than as set forth in clause (b) above), transfer taxes, underwriting or brokerage commissions or discounts associated with effecting any sales of Registrable Merger Securities or Registrable Securities that may be offered, which expenses shall be borne by such Company Stockholder or Holder.

“Securities Act” Securities Act of 1933, as amended.

“Shelf Registration Statement” shall have the meaning set forth in Section 2(a) hereof.

“Sponsor” shall have the meaning set forth in the Preamble hereof.

“Sponsor Designee” shall have the meaning set forth in Section 5(a) of this Agreement.

“Sponsor’s Initial Equity Stake” shall mean all shares of Parent Common Stock, on an as-converted basis, beneficially owned by the Sponsor on the date of the consummation of the transactions contemplated by the Merger Agreement.

“Suspension Period” shall have the meaning set forth in Section 2(e) of this Agreement.

“Termination Date” shall have the meaning set forth in Section 9(a) of this Agreement.

“Transfer” shall have the meaning set forth in Section 7(a) of this Agreement.

“Underwritten Offering” shall mean a sale of securities of Parent to an underwriter or underwriters for reoffering to the public.

2. REGISTERED OFFERINGS

(a) Registration Rights.

(i) Mandatory Registration. Parent agrees to file with the Commission on or before January 13, 2020 (the “Filing Deadline”) a shelf Registration Statement on Form S-1, or such other form under the Securities Act then available to Parent, providing for the resale of all Registrable Merger Securities pursuant to Rule 415, from time to time, by the Company Stockholders (a “Mandatory Registration Statement”). Parent shall use commercially reasonable efforts to cause such Mandatory Registration Statement to be declared effective by the Commission as soon as practicable after the filing thereof. The Mandatory Registration Statement shall provide for the resale from time to time, and pursuant to any method or combination of methods legally available (including, without limitation, an Underwritten Offering, a direct sale to purchasers or a sale through brokers or agents) to the Company Stockholders of any and all Registrable Merger Securities.

(ii) Demand Registration. So long as Parent does not have an effective Shelf Registration Statement with respect to the Registrable Securities, any one or more Holders may request registration under the Securities Act of all or a part of the Registrable Securities at any time and from time to time. Parent shall, subject to any Suspension Period, use commercially reasonable efforts to file with the Commission as promptly as practicable, but not more than thirty (30) days, following receipt of any such request for Demand Registration one or more Registration Statements on appropriate form with respect to all such Registrable Securities (a “Demand Registration Statement”); provided that no such Demand Registration Statement shall be required to be filed prior to the expiration of the Initial Lock Up Period. Parent shall use commercially reasonable efforts to cause such Demand Registration Statement to be declared effective by the Commission as soon as practicable after the filing thereof. The Demand Registration Statement shall provide for the resale from time to time, and pursuant to any method or combination of methods legally available (including, without limitation, an Underwritten Offering, a direct sale to purchasers, a sale through brokers or agents or a distribution in kind to the equity owners of any Holder) to the Holders of any and all Registrable Securities. Under no circumstances shall Parent be obligated to effect more than two (2) Demand Registrations in respect of the Registrable Securities of any Investor and its Affiliates.

(iii) Shelf Registration. At any time that Parent is eligible to register the Registrable Securities on a registration statement on Form S-3, Parent shall use commercially reasonable efforts to file with the Commission, one or more registration statements on Form S-3 with respect to the Registrable Securities and any securities beneficially owned by the Sponsor or its Affiliates under the Securities Act for the offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act (the “Shelf Registration Statement”). If such Shelf Registration Statement is not automatically declared effective by the Commission or does not automatically become effective, Parent shall use its commercially reasonable efforts to cause such Shelf Registration Statement to be declared effective by the Commission as soon as reasonably practicable after the filing thereof. The Shelf Registration Statement and any form of prospectus included therein (or prospectus supplement relating thereto) shall reflect the plan of distribution or method of sale as any Holder, the Sponsor or any of their respective Affiliates may reasonably request prior to the effectiveness of such Shelf Registration Statement.

(iv) Underwritten Offerings. Any Holder shall have a right to conduct an Underwritten Offering pursuant to a Registration Statement with an anticipated aggregate offering price of at least $30.0 million. If any of the Registrable Securities covered by the Registration Statement are to be sold in an Underwritten Offering, the requesting Holders shall have the right to select the managing underwriter or underwriters by a majority vote of the Registrable Securities requested to be sold in such Underwritten Offering, subject to Parent’s consent (not to be unreasonably withheld, conditioned or delayed).

(b) Piggyback Rights.

(i) Right to Piggyback. Whenever Parent proposes to pursue an Underwritten Offering of any shares of Parent Common Stock, whether for its own account or for the account of one or more of its stockholders, Parent shall give prompt written notice to the Holders of its intention to pursue such Underwritten Offering and shall include in such Underwritten Offering all Registrable Securities with respect to which Parent has received written requests for inclusion therein within two (2) Business Days after the receipt of Parent’s notice. Parent may terminate, suspend or postpone the Underwritten Offering at any time in its sole discretion.

(ii) Withdrawal. A Holder may elect to withdraw its request for inclusion of any Registrable Securities in any Underwritten Offering by giving written notice to Parent of such request to withdraw prior to the filing of a final Prospectus with the Commission pursuant to Rule 424 under the Securities Act. Parent (whether on its own determination or as the result of a withdrawal by a Holder) may postpone, suspend or terminate such Underwritten Offering at any time prior to the consummation of such Underwritten Offering without thereby incurring any liability to any Holder. In the case of any withdrawal by a Holder, Parent shall not be required to pay any expenses incurred by such Holder in connection with such Underwritten Offering.

(c) Priority.

(i) Priority on Secondary Underwritten Offerings. If, in connection with an Underwritten Offering that is effectuated for the account of stockholders of Parent, including pursuant to Section 2(a)(iii) hereof, in which Registrable Securities are included, the managing underwriters of such Underwritten Offering advise Parent in writing that, in their opinion and in consultation with Parent, the number of shares of Parent Common Stock, including any Registrable Securities, requested to be included in such Underwritten Offering exceeds the number that can be sold in such Underwritten Offering and/or that the number of Registrable Securities proposed to be included in any such Underwritten Offering would adversely affect the price per share of Parent’s equity securities to be sold in such Underwritten Offering (such maximum number of securities or Registrable Securities, as applicable, the “Maximum Threshold”), the number of shares of Parent Common Stock to be included in such Underwritten Offering shall be allocated among the Holders and holders of Non-Holder Securities as follows: (A) first, the shares comprised of Registrable Securities and the shares of Parent Common Stock of a holder of Parent’s securities other than Registrable Securities (“Non-Holder Securities”) that either (1) Parent is obligated to include pursuant to written contractual rights entered into prior to or on the date hereof or (2) such other contractual rights governing the applicable Non-Holder Securities provide that the Holder’s participation rights in such offering are pari passu with respect to registration cutbacks in the same fashion as set forth in this clause (A), pro rata, based on the amount of such Parent Common Stock initially requested to be included by the Holders or holders of Non-Holder Securities or as such Holder or holders of Non-Holder Securities may otherwise agree, that can be sold without exceeding the Maximum Threshold; (B) second, to the extent that the Maximum Threshold has not been reached under the foregoing clause (A), Non-Holder Securities that Parent is obligated to include pursuant to written contractual rights entered into after the date hereof that do not comply with clause (A)(2) above, that can be sold without exceeding the Maximum Threshold; and (C) third, to the extent that the Maximum Threshold has not been reached under the foregoing clauses (A) and (B), the shares of Parent Common Stock or other securities that Parent desires to sell that can be sold without exceeding the Maximum Threshold.

(ii) Priority on Primary Underwritten Offerings. If, in connection with an Underwritten Offering that is initiated by Parent primarily for its own account, the managing underwriters of such Underwritten Offering advise Parent in writing that, in their opinion and in consultation with Parent, the number of shares of Parent Common Stock, including any Registrable Securities, requested to be included in such Underwritten Offering exceeds the Maximum Threshold, the number of shares of Parent Common Stock to be included in such Underwritten Offering shall be allocated as follows: (A) first, the shares of Parent Common Stock or other securities to be sold by Parent; (B) second, the shares comprised of Registrable Securities and Non-Holder Securities that Parent is obligated to include pursuant to written contractual rights entered into prior to or on the date hereof, pro rata, based on the amount of such Parent Common Stock initially requested to be included by the Holders or holders of Non-Holder Securities or as such Holders or holders of Non-Holder Securities may otherwise agree, that can be sold without exceeding the Maximum Threshold; and (C) third, to the extent that the Maximum Threshold has not been reached under the foregoing clauses (A) and (B), Non-Holder Securities that Parent is obligated to include pursuant to written contractual rights entered into after the date hereof, that can be sold without exceeding the Maximum Threshold.

(iii) Block Trades. Notwithstanding the foregoing, if a Holder wishes to engage in an underwritten block trade off of an effective Registration Statement, such Holder may notify Parent of the block trade offering no fewer than two (2) Business Days prior to the day such offering is to commence and Parent shall use its commercially reasonable efforts to facilitate such offering (which may close as early as two (2) Business Days after the date it commences); provided that in the case of such underwritten block trade, only such Holder shall have a right to notice of and to participate in such offering.

(d) Continued Effectiveness. Parent shall use commercially reasonable efforts to keep any Registration Statement continuously effective for the period beginning on the date on which such Registration Statement is declared effective and ending on the date that all of Registrable Securities or Registrable Merger Securities registered under the Registration Statement cease to be Registrable Securities or Registrable Merger Securities, as applicable. During the period that such Registration Statement is effective, Parent shall use commercially reasonable efforts to supplement or make amendments to the Registration Statement, if required by the Securities Act or if reasonably requested by Holder (whether or not required by the form on which the securities are being registered), including to reflect any specific plan of distribution or method of sale, and shall use its commercially reasonable efforts to have such supplements and amendments declared effective, if required, as soon as practicable after filing.

(e) Suspension Period. Notwithstanding any provision of this Agreement to the contrary, if the Board determines in good faith that any use of a Registration Statement or Prospectus hereunder involving Registrable Securities or Registrable Merger Securities:

(i) would reasonably be expected to materially impede, delay or interfere with, or require premature disclosure of, any material financing, offering, acquisition, disposition, merger, corporate reorganization, segment reclassification or discontinuance of operations that is required to be reflected in pro forma or restated financial statements that amends historical financial statements of Parent, or other significant transaction or any negotiations, discussions or pending proposals with respect thereto, involving Parent or any of its subsidiaries, or

(ii) would require, after consultation with counsel to Parent, the disclosure of material non-public information, the disclosure of which would (x) not be required to be made if a Registration Statement were not being used and (y) reasonably be expected to materially and adversely affect Parent, then Parent shall be entitled to suspend, for not more than sixty (60) consecutive days (a “Suspension Period”), but in no event (A) more than three (3) times in any consecutive twelve (12) month period (which periods may be successive) and (B) for more than an aggregate of ninety (90) days in any rolling twelve (12) month period, commencing on the date of this Agreement, the use of any Registration Statement or Prospectus and shall not be required to amend or supplement the Registration Statement, any related Prospectus or any document incorporated therein by reference. Parent promptly will give written notice of any such Suspension Period the Holders and the Company Stockholders.

(f) Sale Expenses. Subject to the limitations set forth in Section 2(b)(ii), all Sale Expenses of any Holder or Company Stockholder incurred in connection with Section 2 and Section 3 shall be borne by Parent.

3. PROCEDURES

(a) In connection with the filing of any Registration Statement or sale of Registrable Securities or Registrable Merger Securities as provided in this Agreement, Parent shall use commercially reasonable efforts to, as expeditiously as reasonably practicable:

(i) notify promptly the Company Stockholders and Holders and, if requested by a Company Stockholder or Holder, confirm such advice in writing promptly at the address determined in accordance with Section 10(e), (A) of the issuance by the Commission or any state securities authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (B) if, between the effective date of a Registration Statement and the closing of any sale of Registrable Securities or Registrable Merger Securities covered thereby, the representations and warranties of Parent contained in any underwriting agreement, securities sales agreement or other similar agreement, if any, relating to the offering cease to be true and correct in all material respects, (C) of the happening of any event or the discovery of any facts during the period a Registration Statement is effective as a result of which such Registration Statement or any document incorporated by reference therein contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading or, in the case of the prospectus, contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (which information shall be accompanied by an instruction to suspend the use of the Registration Statement and the prospectus until the requisite changes have been made), (D) of the receipt by Parent of any notification with respect to the suspension of the qualification of Registrable Securities or Registrable Merger Securities, for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose and (E) of the filing of a post-effective amendment to such Registration Statement;

(ii) furnish each Company Stockholder’s or Holder’s legal counsel, if any, copies of any comment letters relating to such Company Stockholder or Holder received from the Commission or any other request by the Commission or any state securities authority for amendments or supplements to a Registration Statement and prospectus or for additional information relating to such Company Stockholder or Holder;

(iii) use commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement as promptly as practicable;

(iv) upon the occurrence of any event or the discovery of any facts, as contemplated by Section 3(a)(i)(C) and Section 3(a)(i)(D), as promptly as practicable after the occurrence of such an event, use its commercially reasonable efforts to prepare a supplement or post-effective amendment to the Registration Statement or the related prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Registrable Securities or Registrable Merger Securities, as applicable, such prospectus will not contain at the time of such delivery any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or will remain so qualified, as applicable. At such time as such public disclosure is otherwise made or Parent determines that such disclosure is not necessary, in each case to correct any misstatement of a material fact or to include any omitted material fact, Parent agrees promptly to notify the Company Stockholders or Holders, as applicable, of such determination and to furnish any Company Stockholder or Holder such number of copies of the prospectus as amended or supplemented, as such Company Stockholder or Holder may reasonably request;

(v) enter into agreements in customary form (including underwriting agreements) and take all other reasonable and customary appropriate actions in order to expedite or facilitate the disposition of such Registrable Merger Securities or Registrable Securities regardless of whether an underwriting agreement is entered into and regardless of whether the registration is an underwritten registration, including:

(A) for an Underwritten Offering, making such representations and warranties to the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in similar Underwritten Offerings as may be reasonably requested by them;

(B) for an Underwritten Offering, obtaining opinions of counsel to Parent and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to any managing underwriter(s) and their counsel) addressed to the underwriters, if any, covering the matters customarily covered in opinions requested in Underwritten Offerings and such other matters as may be reasonably requested by the underwriter(s);

(C) for an Underwritten Offering, obtaining “comfort” letters and updates thereof from Parent’s independent registered public accounting firm (and, if necessary, any other independent certified public accountants of any subsidiary of Parent or of any business acquired by Parent for which financial statements are, or are required to be, included in the Registration Statement) addressed to the underwriter(s), such letters to be in customary form and covering matters of the type customarily covered in “comfort” letters to underwriters in connection with similar Underwritten Offerings;

(D) entering into a securities sales agreement with the Company Stockholder or Holder(s) and an agent of Company Stockholder or Holder(s) providing for, among other things, the appointment of such agent for the Holder(s) for the purpose of soliciting purchases of Registrable Merger Securities or Registrable Securities, which agreement shall be in form, substance and scope customary for similar offerings;

(E) if an underwriting agreement is entered into, using commercially reasonable efforts to cause the same to set forth indemnification provisions and procedures substantially similar to the indemnification provisions and procedures set forth in Section 4 with respect to the underwriters or, at the request of any underwriters, in the form customarily provided to underwriters in similar types of transactions; and

(F) delivering such documents and certificates as may be reasonably requested and as are customarily delivered in similar offerings to the managing underwriters, if any;

(vi) make available for inspection by any underwriter participating in any disposition pursuant to a Registration Statement, the Company Stockholders’ or Holders’ legal counsel and any accountant retained by a Company Stockholder or Holder, all financial and other records, pertinent corporate documents and properties or assets of Parent reasonably requested by any such Persons (excluding all trade secrets and other proprietary or privileged information) to the extent required for the offering, and cause the respective officers, directors, employees, and any other agents of Parent to supply all information reasonably requested by any such representative, underwriter, counsel or accountant in connection with a Registration Statement, and make such representatives of Parent available for discussion of such documents as shall be reasonably requested by Parent; provided, however, that the Company Stockholders’ or Holders’ legal counsel, if any, and the representatives of any underwriters will use commercially reasonable efforts, to the extent reasonably practicable, to coordinate the foregoing inspection and information gathering and to not unreasonably disrupt Parent’s business operations;

(vii) a reasonable time prior to filing any Registration Statement, any prospectus forming a part thereof, any amendment to such Registration Statement, or amendment or supplement to such prospectus, provide copies of such document to the underwriter(s) of an Underwritten Offering of Registrable Securities; within five (5) Business Days after the filing of any Registration Statement, provide copies of such Registration Statement to any Holder’s legal counsel upon request; consider in good faith making any changes requested and make such changes in any of the foregoing documents as are legally required prior to the filing thereof, or in the case of changes received from any Holder’s legal counsel by filing an amendment or supplement thereto, as the underwriter or underwriters, or in the case of changes received from a Holder’s legal counsel relating to such Holder or the plan of distribution of Registrable Securities, as such Holder’s legal counsel reasonably requests prior to the effectiveness of the applicable Registration Statement; not file any such document in a form to which any underwriter shall not have previously been advised and furnished a copy of; not include in any amendment or supplement to such documents any information about any Holders or any change to the plan of distribution of Registrable Securities that would limit the method of distribution of Registrable Securities unless such Holder’s legal counsel has been advised in advance and has approved such information or change (it being understood that any Holder that determines not to approve the inclusion of such change or information that has been specifically requested by the Commission will not have its Registrable Securities included in such Registration Statement and Parent shall not be in breach of this Agreement as a result of such exclusion); and reasonably during normal business hours make the representatives of Parent available for discussion of such document as shall be reasonably requested by the Holders’ legal counsel, if any, on behalf of a Holder, Holder’s legal counsel or any underwriter;

(viii) otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the Commission and make available to its securityholders, as soon as reasonably practicable, an earnings statement covering at least twelve (12) months which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

(ix) cooperate and assist in any filings required to be made with FINRA and in the performance of any due diligence investigation by any underwriter and its counsel (including any “qualified independent underwriter” that is required to be retained in accordance with the rules and regulations of FINRA);

(x) if Registrable Securities are to be sold in an Underwritten Offering, include in the registration statement to be used all such information as may be reasonably requested by the underwriters for the marketing and sale of such Registrable Securities; and

(xi) in connection with an Underwritten Offering, cause the appropriate officers of Parent to (A) prepare and make presentations at any “road shows” and before analysts and (B) use their commercially reasonable efforts to cooperate as reasonably requested by the underwriters in the offering, marketing or selling of Registrable Securities.

(b) Each Company Stockholder or Holder agrees that, upon receipt of any notice from Parent of the happening of any event or the discovery of any facts of the type described in Section 3(a)(i), each Company Stockholder or Holder will forthwith discontinue disposition of Registrable Securities pursuant to a Registration Statement relating to such Registrable Securities until such Company Stockholder’s or Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 3(a)(i), and, if so directed by Parent, each Company Stockholder or Holder will deliver to Parent (at Parent’s expense) all copies in such Company Stockholder’s or Holder’s possession, other than permanent file copies then in such Company Stockholder’s or Holder’s possession, of the prospectus covering such Registrable Merger Securities or Registrable Securities at the time of receipt of such notice.

(c) Parent may (as a condition to any Holder’s participation in an Underwritten Offering or Holder’s or Company Stockholder’s inclusion in a Registration Statement) require each Holder of Registrable Securities or Company Stockholder of Registrable Merger Securities to furnish to Parent such information regarding the Company Stockholder or Holder and the proposed distribution by the Company Stockholder or Holder as Parent may from time to time reasonably request in writing.

4. INDEMNIFICATION

(a) Indemnification by Parent. Parent agrees to indemnify and hold harmless each Company Stockholder and Holder, and the respective officers, directors, partners, employees, representatives and agents of each Company Stockholder and Holder, and each Person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) a Company Stockholder and Holder, as follows:

(i) against any and all loss, liability, claim, damage, judgment, actions, other liabilities and expenses whatsoever (the “Liabilities”), as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or any amendment or supplement thereto) pursuant to which Registrable Merger Securities or Registrable Securities were registered under the Securities Act at the time such Registration Statement became effective, including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact contained in any prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom at such date of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all Liabilities, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that any such settlement is effected with the written consent of Parent; and

(iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by any indemnified party), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under Section 4(a)(i) or Section 4(a)(ii); provided, however, that the indemnity obligations in this Section 4(a) shall not apply to any Liabilities (A) to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to Parent by any Company Stockholder or Holder with the understanding that such information will be used in a Registration Statement (or any amendment thereto) or any prospectus (or any amendment or supplement thereto) or (B) to the extent they arise from the use of any Registration Statement during any Suspension Period.

(b) Indemnification by the Company Stockholders and Holders. Company Stockholders and Holders agree, severally and not jointly, to indemnify and hold harmless Parent, and each of its respective officers, directors, partners, employees, representatives and agents and any person controlling Parent, against any and all Liabilities described in the indemnity contained in Section 4(a), as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or any prospectus included therein (or any amendment or supplement thereto) in reliance upon and in conformity with written information with respect to such Company Stockholder or Holder furnished to Parent by such Company Stockholder or Holder with the understanding that such information will be used in the Registration Statement (or any amendment thereto) or such prospectus (or any amendment or supplement thereto); provided, however, that no Company Stockholder or Holder shall be liable for any claims hereunder in excess of the amount of net proceeds received by such Company Stockholder or Holder from the sale of Registrable Merger Securities or Registrable Securities pursuant to such Registration Statement.

(c) Notices of Claims, etc. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action or proceeding commenced against it in respect of which indemnity may be sought hereunder, but failure so to notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying party or parties be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 4 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) Contribution. If the indemnification provided for in this Section 4 is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any Liabilities referred to therein, then each indemnifying party shall contribute to the aggregate amount of such Liabilities incurred by such indemnified party, as incurred, in such proportion as is appropriate to reflect the relative fault of Parent, on the one hand, and the Company Stockholders or Holders, on the other hand, in connection with the statements or omissions which resulted in such Liabilities, as well as any other relevant equitable considerations.

The relative fault of Parent on the one hand and the Company Stockholders or Holders on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by Parent or a Company Stockholder or Holder and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

Parent and each Company Stockholder and Holder agree that it would not be just and equitable if contribution pursuant to this Section 4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 4. The aggregate amount of Liabilities incurred by an indemnified party and referred to above in this Section 4 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 4, each Person, if any, who controls a Company Stockholder or Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company Stockholder or Holder, and each director of Parent, and each Person, if any, who controls Parent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as Parent.

5. BOARD RIGHTS

(a) Board Designation and Board Observer. Effective as of the Closing (as such term is defined in the Merger Agreement) and, at the request of the Sponsor, at any other time at which a Sponsor Designee (as defined below) is not a member of the Board, Parent shall, at the next annual or special meeting of stockholders of Parent, as applicable, at which directors are to be elected, nominate for election to the Board two (2) qualified persons as directors to be chosen by the Sponsor (each, a “Sponsor Designee”) if the Sponsor so elects. If Parent has a classified Board of directors at the time of the nomination of any Sponsor Designee, then each Sponsor Designee shall be nominated for election into the class of directors whose date of reelection shall be furthest from the date of nomination. Parent and each of its Affiliates shall take all actions necessary to cause the Sponsor Designee previously identified by the Sponsor and vetted by Parent in accordance with Section 5(c) to be appointed to the Board as promptly as reasonably practicable. Following the Closing, Parent shall take all actions necessary to cause any Sponsor Designee vetted by Parent in accordance with Section 5(c) to be included in the slate of nominees recommended by the Board for election as a director at each applicable annual or special meeting of stockholders at which directors of the class in which such director serves are to be elected, and to cause the Sponsor Designee to be nominated for election and to support election of such Person to the Board. For so long as the Sponsor and its Affiliates collectively hold at least 50% of the Sponsor’s Initial Equity Stake, Parent’s obligations under this Section 5 shall survive. Once the Sponsor and its Affiliates collectively own less than such amount, Parent’s and its Affiliates’ obligations under this Section 5 shall terminate; provided, however that Parent and its Affiliates shall not take any action to remove or replace any Sponsor Designee from the Board until such the normally scheduled expiration of such Sponsor Designee’s term. If the Sponsor elects not to nominate a Sponsor Designee at any time or the Sponsor Designee resigns or is removed and is not replaced or nominated in accordance with and in the timeframe provided in Section 5(b), the Sponsor may select one (1) non-voting observer to participate in any Board meeting (including any committee thereof) for so long as the Sponsor and its Affiliates collectively holds at least 50% of the Sponsor’s Initial Equity Stake (the “Sponsor Observer”). The Sponsor Observer shall be bound by the same policies and rules that govern the Board (including but not limited to confidentiality obligations and trading restrictions). Additionally, for so long as the Sponsor and its Affiliates collectively holds at least 50% of the Sponsor’s Initial Equity Stake, the Sponsor may appoint a Sponsor Observer to the Board at any time a Sponsor Designee is not serving on the Board, and such appointment will not prejudice in any respect Sponsor’s right to appoint a successor Sponsor Designee so long as a Sponsor Designee candidate is timely designated by the Sponsor in accordance with Section 5(b) and such interim observer right will terminate when such newly designated Sponsor Designee is elected to the Board.

(b) Replacement. Subject to the Certificate of Incorporation of Parent, if a vacancy occurs because of death, disability, disqualification, resignation or removal of a Sponsor Designee, Sponsor shall have the right to designate such Person’s successor in accordance with this Agreement if Sponsor does so within sixty (60) calendar days of the date that the Sponsor receives notice from Parent that the departed Sponsor Designee ceased to serve on the Board, subject to a determination of the Board in good faith, after consultation with outside legal counsel, that such action would not constitute a breach of its fiduciary duties or applicable law, or the requirements of any securities exchange on which Parent’s equity securities are listed, shall take all reasonable actions necessary to promptly fill the vacancy with such successor Sponsor Designee; provided, however, that if the Board determines that such action would constitute a breach of its fiduciary duties or applicable law, Parent shall promptly notify the Sponsor of the occurrence of such event and permit the Sponsor to designate an alternate Sponsor Designee to fill such vacancy within sixty (60) calendar days of receiving such notice.

(c) Designee Requirements. Any Sponsor Designee will be subject to Parent’s customary due diligence process, including its review of a completed customary questionnaire and a background check. Based on the foregoing, Parent may object to any proposed Sponsor Designee provided (i) it does so in good faith, and (ii) such objection is based upon any of the following: (A) such proposed director does not meet the independence requirements of the Nasdaq Capital Market LLC or such other national securities exchange on which the Parent Common Stock is admitted to trading (the “Exchange”), (B) such proposed director was convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses), (C) such proposed director was the subject of any order, judgment, or decree not subsequently reversed, suspended or vacated of any court of competent jurisdiction, permanently or temporarily enjoining such proposed director from, or otherwise limiting, the following activities: (x) engaging in any type of business practice, or (y) engaging in any activity in connection with the purchase or sale of any security or in connection with any violation of federal or state securities laws, (D) such proposed director was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in clause (B)(y), or to be associated with persons engaged in such activity, (E) such proposed director was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any federal or state securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended or vacated, (F) such proposed director was the subject of, or a party to any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to a violation of any federal or state securities laws or regulations or (G) such proposed director does not meet the qualifications for directors established in good faith by Parent’s corporate governance and nominating or similar committee. In the event the Board reasonably finds the proposed director to be unsuitable based upon one or more of the foregoing clauses (A) through (F) and reasonably objects to the identified director, the Sponsor shall be entitled to propose a different nominee to the Board within 30 calendar days of Parent’s notice to the Sponsor of its objection to the proposed Sponsor Designee and such nominee shall be subject to the review process outlined above.

(d) Holder Obligations. Each Holder and each of their respective Affiliates agree to vote (at any annual meeting of the stockholders of Parent or special meeting of the stockholders of Parent) all securities entitled to vote in the election of directors then beneficially owned (whether so beneficially owned as of the date hereof or hereafter acquired) in favor of, or otherwise to consent to the election or appointment of a Sponsor Designee, as applicable.

(e) Subsidiary Boards. Parent shall take all necessary action to cause the Sponsor Designee, if any (or any Person designated by the Sponsor Designee) at the request of such Sponsor Designee to be elected to the board of directors (or similar governing body) of each material operating subsidiary of Parent. The Sponsor Designee or the Sponsor Observer, as applicable, shall have the right to attend (in person or remotely) any meetings of the board of directors (or similar governing body or committee thereof) of each subsidiary of Parent.

(f) Board Committees. Unless otherwise agreed in writing by the Sponsor, subject to applicable law and applicable Exchange rules, Parent shall take all necessary action to cause the Sponsor Designee, if any, to be appointed to any one or more of the standing committees of the Board of the Sponsor’s choosing; provided that if the Sponsor shall request appointment of Sponsor Designee to the Audit Committee of the Board, the Sponsor Designee must satisfy any independence requirements of the Exchange and the Commission and have the financial knowledge to serve on the Audit Committee required by applicable rules and regulations of the Exchange and the Commission, as determined in good faith by the Board, but shall not be required to be an “audit committee financial expert” as such term is defined by the Commission. The Sponsor Designee or Sponsor Observer, as applicable, shall have the right to attend (in person or remotely) any meetings of any committee of the Board and receive any materials provided to any committee of the Board, unless, in the case of a Sponsor Observer, the Board determines in good faith that there is a conflict or such Sponsor Observer’s presence or receipt of materials would reasonably be expected to impact the privileged nature of any matter being discussed.

(g) Compensation, Indemnification and Insurance. At the discretion of Sponsor, the Sponsor Designee, if any, shall be entitled to the same retainer, equity compensation or other fees or compensation, including travel and expense reimbursement, paid to the non-employee directors of Parent for their services as a director, including any service of any committee of the Board. Parent shall reimburse any reasonable commercial travel and expenses incurred by the Sponsor Observer, if any, in connection with attending any meetings of the Board, any committee of the Board, or any board of directors (or similar governing body) of any subsidiary of Parent. For so long as any Sponsor Designee continues to serve as a director or any Sponsor Observer continues to act as a non-voting observer, and for a period of six (6) years thereafter (or, if longer, the period of time set forth in Parent’s Certificate of Incorporation), Parent shall, to the extent permitted by applicable law, indemnify such Sponsor Designee or Sponsor Observer and shall include such persons for coverage under any directors’ and officers’ liability insurance policies maintained by it to the same extent it now indemnifies and provides insurance for the nonexecutive members of the Board. In all directors’ and officers’ insurance policies, each Sponsor Designee and Sponsor Observer shall be covered as an insured in such a manner as to provide such Sponsor Designee or Sponsor Observer with rights and benefits under such insurance policies no less favorable than provided to the other non-executive directors of Parent. The Sponsor Designee or Sponsor Observer, as applicable shall be permitted to participate in any meeting of the Board, any committee of the Board, or any board of directors (or similar governing body) of any subsidiary of Parent via teleconference.

(h) Board Observer. Parent shall provide the Sponsor Observer, if any, with copies of all notices, minutes, consents, and other materials that it provides to the members of the Board, any committee of the Board, or any board of directors (or similar governing body) of any subsidiary of Parent, at the same time and in the same manner as provided to such members.

6. INFORMATION RIGHTS

(a) Right to Information. From and after the date hereof and until the Sponsor and its Affiliates collectively no longer hold at least 50% of Sponsor’s Initial Equity Stake, the Sponsor shall be entitled to receive any information received by the Sponsor Designee or Sponsor Observer, as applicable; provided, however, that the Sponsor shall not be entitled to receive information provided to the Sponsor Designee or Sponsor Observer, as applicable, if the Board (or committee thereof) determines in good faith, based on the advice of Parent counsel, that such omission may be necessary in order to preserve Parent’s attorney-client privilege, and the Sponsor shall not be entitled to receive, and Parent may screen the Sponsor Designee and the Sponsor Observer from, information related to any matter that involves any dispute, transaction or contract negotiation, amendment or modification, or other situation that involves a direct conflict of interest between Parent and/or one or more of its subsidiaries, on the one hand, and Sponsor and/or one or more of its Affiliates, on the other hand, due to such persons being on opposite sides of such dispute, transaction or contract negotiation, amendment or modification or other situation. Any such information may be provided to the Sponsor by Parent or the Sponsor Designee or Sponsor Observer, as applicable. The Sponsor, in its sole discretion, may decline to receive such information upon written notice to Parent.

(b) Confidentiality. Sponsor shall maintain the confidentiality of any confidential and proprietary information of Parent (“Proprietary Information”) using the same standard of care as it applies to its own confidential information, except for any Proprietary Information which is publicly available or a matter of public knowledge generally. Nothing herein shall prevent the Sponsor from (i) using Proprietary Information to enforce its rights under this Agreement or the rights granted to it as a holder of Parent Common Stock contained in Parent’s Certificate of Incorporation; (ii) disclosing Proprietary Information to Sponsor’s attorneys, accountants, consultants, and other professionals, to the extent necessary to obtain their services in connection with monitoring and managing the Sponsor’s investment in Parent so long as such professionals are obligated to maintain the confidentiality of the same; (iii) disclosing a summary of Proprietary Information as to the performance of Parent to the Sponsor’s investment professionals that are bound by appropriate trading policies, or the Sponsor’s co-investors, provided that such recipients are subject to standard confidentiality obligations with respect to such information no less protective of Parent’s interests than this Section 6(b) and Sponsor shall not waive such confidentiality obligations of co-investor recipients with respect to such information; and (iv) disclosing Proprietary Information as may otherwise be required by law, if the Sponsor promptly notifies Parent of such disclosure and takes reasonable steps to minimize the extent of any such required disclosure. The foregoing shall not be considered Proprietary Information and shall not prohibit the use by Sponsor of any such information received pursuant to this Section 6(b) if and solely to the extent such information (w) is or becomes generally available to or known by the public other than as a result of a breach of the confidentiality provisions of this Agreement, including the confidentiality obligations as required by this Agreement that apply to Persons not party to this Agreement to whom Sponsor has disclosed such information as permitted hereunder, (x) was available to Sponsor or its Affiliates, a Sponsor Designee or a Sponsor Observer, as applicable, prior to Parent’s disclosure to any such person, (y) is or becomes available to Sponsor or its Affiliates, a Sponsor Designee or a Sponsor Observer, as applicable, from a source other than Parent, or (z) has already been, or is hereafter, independently developed by Sponsor without reference to, incorporation of or other use of the Proprietary Information; provided, however, that, in the case of clauses (x) and (y), such information was not known to the Sponsor, a Sponsor Designee or a Sponsor Observer, as applicable, to be disclosed by the source of such information in violation of a confidentiality obligation (whether by agreement, duty or otherwise) to Parent with respect to such information.

(c) Material Non-Public Information. Sponsor hereby acknowledges that it is aware that the United States securities laws prohibit any person who has material, non-public information concerning a company from purchasing or selling securities of such company or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities. Notwithstanding anything to the contrary in this Agreement, the parties acknowledge and agree that the purpose of this Section 6 is to protect the confidential nature of the Proprietary Information, and not to restrict the Sponsor’s or its Affiliates abilities to trade in securities or financial instruments of any issuer (whether physical or derivative, including any OTC derivative or other instrument referencing such security or financial instrument).

(d) Use of Proprietary Information. Sponsor agrees that it may only use the Proprietary Information delivered pursuant to Section 6(a) to evaluate and manage its investment in Parent and not for any other purpose.

7. SPONSOR VETO RIGHTS

Prior to the later to occur of (a) the date that Sponsor and its Affiliates collectively beneficially own less than 50% of the Sponsor’s Initial Equity Stake and (b) the date that the last Sponsor Designee resigns or is fails to be reelected to the Board, neither Parent nor any of its Affiliates shall take, or be permitted to take, any action, whether as a single transaction or a series of related transactions, without the prior written consent of Sponsor, to make any change in or amendment to its Certificate of Incorporation or bylaws that (i) has a disproportionate impact on the Parent Common Stock or rights with respect thereto held by the Sponsor relative to the Parent Common Stock held by Parent’s other holders of Parent Common Stock or (ii) conflicts with or has the effect of restricting in any manner the Sponsor’s and its Affiliates’ rights under this Agreement.

8. RESTRICTIONS ON TRANSFER

(a) Initial Lock-up Period. Prior to one hundred and eighty (180) days following the date hereof (the “Initial Lock-Up Period”), each Holder agrees, severally and not jointly, that it will not directly or indirectly sell, transfer, pledge, hypothecate, encumber, assign or otherwise dispose of (“Transfer”) any of Holder’s Parent Common Stock; provided that any shares of Parent Common Stock acquired in connection with a Primary PIPE Investment (as defined in the Merger Agreement) shall not be subject to the Initial Lock-Up Period. For the purposes of this Section 8(a) and Section 8(b), the following shall not be considered a Transfer:

(i) transfers of shares of Parent Common Stock (i) as a bona fide gift or gifts, (ii) by will, other testamentary document or intestate succession to the legal representative, heir, beneficiary or a member of the immediate family of the Holder or (iii) by operation of law, such as pursuant to a qualified domestic order or as required by a divorce settlement;

(ii) the establishment of a trading plan pursuant to Rule 10b5-1 promulgated under the Exchange Act, provided that (i) such plan does not provide for the transfer of Parent Common Stock or any securities convertible into or exercisable or exchangeable for Parent Common Stock during the Initial Lock-Up Period and (ii) no filing or public announcement under the Exchange Act or otherwise is required or voluntarily made by or on behalf of the Holder or Parent in connection with the establishment of such plan;

(iii) if the Holder is a corporation, limited liability company, partnership, trust or other entity, transfers to its stockholders, members, partners or trust beneficiaries as part of a distribution, or to any corporation, partnership or other entity that is its affiliate;

(iv) transfers to Parent in connection with the “net” or “cashless” exercise of options or other rights to purchase shares of Parent Common Stock granted pursuant to an equity incentive plan, stock purchase plan or other arrangement in satisfaction of any tax withholding obligations through cashless surrender or otherwise, provided, that any shares of Parent Common Stock issued upon exercise of such option or other rights shall remain subject to the terms of this Agreement; and

(v) pledges in a bona fide transaction that are in effect as of the date hereof to a lender to the Holder, as set forth on Schedule I;

provided, that in each transfer pursuant to clauses (i), (iii) and (v), the transferee agrees to be bound in writing by the terms of this Section 8(a) prior to such transfer and such transfer shall not involve a disposition for value; and provided further, that in each transfer pursuant to clauses (i), (iii), and (iv), no filing or public announcement under the Exchange Act or otherwise is required or voluntarily made by any party in connection with such transfer. For purposes of this Agreement, “immediate family” shall mean any relationship by blood, marriage, domestic partnership or adoption, not more remote than first cousin.

(b) Subsequent Lock-up Periods. In connection with any Underwritten Offering of equity securities of Parent, each Holder shall not Transfer any Registrable Securities (other than those Registrable Securities included in such Underwritten Offering pursuant to this Agreement), without the prior written consent of Parent, during the seven days prior to and up to ninety (90) days following the date of pricing of such Underwritten Offering (the “Lock-Up Period”), except in the event the underwriters managing the Underwritten Offering otherwise agree by written consent. Each Holder agrees to execute a lock-up agreement in favor of the underwriters to such effect (in each case on substantially the same terms and conditions as all such holders) and, in any event, that the underwriters in any Underwritten Offering shall be third party beneficiaries of this Section 7(b); provided that such Holder shall only be required to be subject to the Lock-Up Period and execute such lock-up if and to the extent the other Holders and the directors and executive officers of Parent have executed a lock-up on terms at least as restrictive with respect to the relevant Underwritten Offering.

9. TERMINATION

(a) Survival. The rights of the Holders under this Agreement shall terminate in accordance with the terms of this Agreement and in any event, upon the date that each such party holds no Registrable Securities (the “Termination Date”). Notwithstanding the foregoing, the obligations of the parties under Section 4 of this Agreement shall remain in full force and effect following such time. The rights of the Sponsor under this Agreement shall terminate in accordance with the terms of this Agreement and in any event, upon the later to occur of (a) the date that Sponsor and its Affiliates collectively beneficially own less than 50% of the Sponsor’s Initial Equity Stake and (b) the date that the last Sponsor Designee resigns or is fails to be reelected to the Board.

10. MISCELLANEOUS

(a) Covenants Relating To Rule 144. For so long as Parent is subject to the reporting requirements of Section 13 or 15 of the Securities Act, Parent covenants that it will file the reports required to be filed by it under the Securities Act and Section 13(a) or 15(d) of the Exchange Act and the rules and regulations adopted by the Commission thereunder. If Parent ceases to be so required to file such reports, Parent covenants that it will upon the request of a Holder, the Sponsor, or any of their respective Affiliates, to the extent such information is required for such Person to sell Parent securities (i) make publicly available such information as is necessary to permit sales pursuant to Rule 144 under the Securities Act, (ii) deliver such information to a prospective purchaser as is necessary to permit sales pursuant to Rule 144A under the Securities Act and it will take such further action as any Holder may reasonably request, and (iii) take such further action that is reasonable in the circumstances, in each case, to the extent required, from time to time, to enable a Holder to sell its Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (A) Rule 144 under the Securities Act, as such Rule may be amended from time to time, (B) Rule 144A under the Securities Act, as such rule may be amended from time to time, or (C) any similar rules or regulations hereafter adopted by the Commission.

(b) Upon the request of a Holder, the Sponsor, or any of their respective Affiliates, Parent will deliver to such Person a written statement as to whether it has complied with such requirements of the Securities Act and the Exchange Act, a copy of the most recent annual and quarterly report(s) of Parent, and such other reports, documents or stockholder communications of Parent, and take such further actions consistent with Section 10(a), as such Person may reasonably request in availing itself of any rule or regulation of the Commission allowing such Person to sell any such Registrable Securities without registration.

(c) No Inconsistent Agreements. Parent has not entered into, and Parent will not after the date of this Agreement enter into, any agreement which is inconsistent with the rights granted to the Holders and the Sponsor pursuant to this Agreement or otherwise conflicts with the provisions of this Agreement. The rights granted to each Holder and the Sponsor hereunder do not and will not for the term of this Agreement in any way conflict with the rights granted to the holders of Parent’s other issued and outstanding securities under any such agreements.

(d) Amendments and Waivers. The provisions of this Agreement may be amended or waived at any time only by the written agreement of Parent, the Sponsor and the Holders owning a majority in voting power of the Registrable Securities. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each Holder, the Sponsor and Parent. No failure to exercise, or delay in exercising, any right, remedy, power or privilege.

(e) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, registered first-class mail, facsimile, e-mail transmission or any courier guaranteeing overnight delivery: (i) if to a Holder, at the most current address given by such Holder to Parent by means of a notice given in accordance with the provisions of this Section 10(e); (ii) if to Sponsor, to 1980 Festival Plaza Drive, Ste. 300, Las Vegas, Nevada 89135, Attention: Jonathan Huberman; and (iii) if to Parent, to 8484 Georgia Avenue, Suite 700, Silver Spring, Maryland 20910. All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; two (2) Business Days after being deposited in the mail, postage prepaid, if mailed; when delivered in the local time of the recipient, if sent by facsimile or e-mail (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party) and on the next Business Day if timely delivered to an air courier guaranteeing overnight delivery.

(f) Successor and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors of Parent, the Sponsor and each Holder. Other than with respect to registration rights provided hereunder which may be assigned by a Holder to its Affiliates, no party can assign its rights under this Agreement without the prior written consent of the other parties.

(g) Specific Enforcement. Without limiting the remedies available to each of the parties hereto, each party acknowledges that any failure by any party to comply with its obligations this Agreement may result in material irreparable injury to the other parties for which there is no adequate remedy at law, that it would not be possible to measure damages for such injuries precisely and that, in the event of any such failure, each party may obtain such relief as may be required to specifically enforce Parent’s, the Sponsor’s or any Holder’s obligations under this Agreement.

(h) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(i) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(j) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF DELAWARE.

(k) Dispute Resolution. The parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of Delaware and to the jurisdiction of the United States District Court for the District of Delaware for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the state courts of Delaware or the United States District Court for the District of Delaware, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

(l) WAIVER OF JURY TRIAL. EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE SECURITIES OR THE SUBJECT MATTER HEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

(m) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.

SOFTWARE ACQUISITION GROUP, INC.

By:	/s/ Jonathan Huberman
Name:	Jonathan Huberman
Title:	Chairman, CEO & CFO

CURIOSITYSTREAM INC.

By:	/s/ Clint Stinchcomb
Name:	Clint Stinchcomb
Title:	President and Chief Executive Officer

SOFTWARE ACQUISITION HOLDINGS LLC

By:	/s/ Jonathan Huberman
Name:	Jonathan Huberman
Title:	Chairman, CEO & CFO

HENDRICKS FACTUAL MEDIA LLC

By:	/s/ John Hendricks
Name:	John Hendricks
Title:	Manager

[Signature Page to Investor Rights Agreement]

INVESTOR:

/s/ John Hendricks
John Hendricks

Address for Notice:
8484 Georgia Ave., Suite 700,
Silver Spring, MD 20910

[Signature Page to Investor Rights Agreement]

INVESTOR:

/s/ Clint Stinchcomb
Clint Stinchcomb

Address for Notice:
8484 Georgia Ave., Suite 700,
Silver Spring, MD 20910

[Signature Page to Investor Rights Agreement]

INVESTOR:

/s/ Matthew Blank
Matthew Blank

Address for Notice:
8484 Georgia Ave., Suite 700,
Silver Spring, MD 20910

[Signature Page to Investor Rights Agreement]

INVESTOR:

/s/ Elizabeth Hendricks
Elizabeth Hendricks

Address for Notice:
8484 Georgia Ave., Suite 700,
Silver Spring, MD 20910

[Signature Page to Investor Rights Agreement]

INVESTOR:

/s/ Patrick Keeley
Patrick Keeley

Address for Notice:
8484 Georgia Ave., Suite 700,
Silver Spring, MD 20910

[Signature Page to Investor Rights Agreement]

INVESTOR:

/s/ Tia Cudahy
Tia Cudahy

Address for Notice:
8484 Georgia Ave., Suite 700,
Silver Spring, MD 20910

[Signature Page to Investor Rights Agreement]

INVESTOR:

/s/ Jason Eustace
Jason Eustace

Address for Notice:
8484 Georgia Ave., Suite 700,
Silver Spring, MD 20910

[Signature Page to Investor Rights Agreement]